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                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2003, except as to note 23 (b) which is as of March 26, 2003, appearing in the Annual Report on Form 40F of Kinross Gold Corporation for the year ended December 31, 2002.



/S/ DELOITTE & TOUCHE LLP
Chartered Accountants


Toronto, Ontario, Canada
October 31, 2003